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                                            AMENDMENT NO. 5 TO
                         AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                   OF AMERICAN CENTURY MUNICIPAL TRUST


         THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 30th day of November, 2007, by the Trustees hereunder.

         WHEREAS, the Board of Trustees has determined that it is in the best interests of American
Century Municipal Trust (the "Trust") to combine the Advisor Class with the Investor Class of the
Tax-Free Bond Fund, effective December 3, 2007, as approved by the Board of Trustees at its meeting on
December 8, 2006.

         NOW, THEREFORE, BE IT RESOLVED, that each of the aforementioned actions shall take effect as indicated in the first recital hereto; and

         RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for
the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.


         IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.


Trustees of the American Century Municipal Trust


/s/ Jonathan S. Thomas                               /s/ Peter F. Pervere
Jonathan S. Thomas                                   Peter F. Pervere


/s/ John Freidenrich                                 /s/ Myron S. Scholes
John Freidenrich                                     Myron S. Scholes


/s/ Ronald J. Gilson                                 /s/ John B. Shoven
Ronald J. Gilson                                     John B. Shoven


/s/ Katheryn A. Hall                                 /a/ Jeanne D. Wohlers
Kathryn A. Hall                                      Jeanne D. Wohlers




                                                   A-1
                                                SCHEDULE A

                                     American Century Municipal Trust


Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as
Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in
Section 6:


Series                                                        Class                     Date of
Establishment


Tax-Free Money Market Fund                                    Investor                 07/31/1984

Tax-Free Bond Fund                                            Investor                  07/31/1984
                                                              Institutional             12/17/2002

High-Yield Municipal Fund                                     Investor                  12/15/1997
                                                              A Class                   05/08/2002
                                                              B Class                   05/08/2002
                                                              C Class                   05/01/2001

Long-Term Tax-Free Fund                                       Investor                  12/12/2005
                                                              Institutional             12/12/2005
                                                              A Class                   12/12/2005
                                                              B Class                   12/12/2005
                                                              C Class                   12/12/2005





This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.
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